COLGATE-PALMOLIVE COMPANY
            Medium-Term Notes Due At Least Nine Months
                        from Date of Issue

                      DISTRIBUTION AGREEMENT


                                   May __, 1994


CITICORP SECURITIES, INC.
399 Park Avenue
New York, New York 10043

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

LAZARD FRERES & CO.
One Rockefeller Plaza
New York, New York 10020

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York 10281-1310

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260


Dear Sirs:

     Colgate-Palmolive Company, a Delaware corporation (the "Company"), confirms its agreement with Citicorp Securities, Inc. ("Citicorp"), Goldman, Sachs & Co. ("Goldman Sachs"), Lazard Freres & Co. ("Lazard"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch & Co.") and J.P. Morgan Securities Inc. ("J.P. Morgan" and, together with Citicorp, Goldman Sachs, Lazard and Merrill Lynch & Co., the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes described herein (the "Notes"). The Notes are to be issued pursuant to an indenture (as the same may be amended or restated from time to time, the "Indenture") dated as of November 15, 1992 between the Company and The Bank of New

York. The Bank of New York will act as trustee with respect to the Notes (the "Trustee").

     As of the date hereof, the Company has authorized the issuance and sale of up to $500,800,000 (or its equivalent based on the applicable exchange rate at the time of issuance, in such foreign currencies or units of two or more currencies as the Company shall designate at the time of issuance) aggregate initial offering price of Notes by the Company directly or to or through the Agents pursuant to the terms of this Agreement or to or through such other agent or agents as may be designated by the Company from time to time pursuant to the terms of any such other agreement containing substantially the same terms as this Agreement. It is understood, however, that the Company may from time to time, pursuant to an Officer's Certificate delivered to the Trustee pursuant to Section 301 of the Indenture (with an original copy thereof delivered to the Agents), reduce the authorized aggregate initial offering price of the Notes (but not below the aggregate initial offering price of Notes previously issued under the Indenture) or authorize the issuance of additional Notes and that such additional Notes may be distributed directly by the Company or through or to any agents designated by the Company, including the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof. The Company has previously authorized and issued $399,200,000 aggregate principal amount of Medium-Term Notes pursuant to the prospectus of the Company dated November 17, 1992, the prospectus supplement of the Company dated November 18, 1992 and certain pricing supplements.

     This Agreement provides both for the sale of Notes by the Company directly to purchasers, in which case the Agents will act as agents of the Company in soliciting Note purchases, and (as may from time to time be agreed to by the Company and the related Agent or Agents) to one or more Agents as principal for resale to purchasers.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-_______) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act") and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplements relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes which is not required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION 1.  Appointment as Agents.
            ---------------------

     (a)  Appointment of Agents.
          ---------------------
  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints each of the Agents as an agent of the Company for the purpose of soliciting purchases of the Notes from the Company by others and agrees that, except as otherwise contemplated herein, whenever the Company determines to sell
Notes directly to one or more Agents as principal for resale to others, it will enter into a Terms Agreement (as hereafter defined) relating to each such sale in accordance with the provisions of Section 3(b) hereof if requested by such Agent.

     (b)  Reasonable Efforts Solicitations; Right to Reject Offers.
          --------------------------------------------------------
  Upon receipt of instructions from the Company, the Agents will use their reasonable efforts to solicit purchases of such principal amount of Notes as the Company and the Agents shall agree upon from time to time during the term of this Agreement, it being understood that the Company shall not approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the initial offering price of Notes registered pursuant to the Registration Statement. The Agents will have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale under the Registration Statement. Each Agent will communicate to the Company, orally or in writing, each offer to purchase Notes, other than those offers rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company may accept or reject any proposed purchase of the Notes, in whole or in part.

     (c)  Solicitations as Agents; Purchases as Principals.
          ------------------------------------------------
  In soliciting purchases of the Notes on behalf of the Company, unless otherwise specified pursuant to the terms hereof, each Agent shall act solely as agent for the Company and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company. No Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason. No Agent shall have any obligation to purchase Notes from the Company as principal, but may agree from time to time to purchase Notes as principal. Any such purchase of Notes by an Agent as principal shall be made pursuant to a Terms Agreement in accordance with Section 3(b) hereof if requested by such Agent.

     (d)  Reliance.
          --------
  The Company and the Agents agree that any Notes the placement of which the Agents arrange shall be placed by the Agents, and any Notes purchased by the Agents shall be purchased, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.  Representations and Warranties.
            ------------------------------

     (a) The Company represents and warrants to each Agent as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether through the Agents as agents or to one or more Agents as principal), as of the date of each delivery of Notes (whether through the Agents as agents or to one or more Agents as principal) (the date of each such delivery to one or more Agents as principal being hereafter referred to as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for the establishment of or a change in, the interest rates, maturity or price of Notes or similar changes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) (each of the times referenced above being referred to herein as a "Representation Date") as follows:

          (a) The Registration Statement in respect of the Notes has been filed with the Commission; such Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Agents (excluding exhibits thereto but including all documents incorporated by reference in the Prospectus), have been declared effective by the Commission in such form; no other document with respect to the Registration Statement or document incorporated by reference therein which is deemed to be a part of the Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

          (b) No order preventing or suspending the use of the Prospectus has been issued by the Commission, and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents expressly for use therein.

          (c) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents specifically for use therein.

          (d) The Registration Statement and the Prospectus conform, and any amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the 1933 Act, the 1939 Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Agents specifically for use therein.

          (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries (as defined in Rule 405 under the 1933 Act) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, otherwise than as set forth or contemplated in the Prospectus.

          (f) The Company (A) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation, (B) has or, in the case of the Indenture, had the requisite corporate power and authority to execute and deliver this Agreement, any Terms Agreement, the Indenture and the Notes and has the requisite corporate power and authority to perform its obligations hereunder and thereunder, and (C) has duly authorized, executed and delivered this Agreement and at the time of the execution of any Terms Agreement will have duly authorized, executed and delivered such Terms Agreement and this Agreement constitutes and any such Terms Agreement will constitute the valid and binding agreement of the Company.

          (g) The Company has an authorized capitalization as set forth in the Prospectus.

          (h) When the Notes are issued and delivered pursuant to this Agreement, such Notes will have been duly authorized, executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the

     Indenture; and the Indenture has been duly authorized by the Company and is duly qualified under the 1939 Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Notes and the Indenture will conform in all material respects to the descriptions thereof in the Prospectus.

          (i) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any Terms Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws.

          (j) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which are probable to result in an adverse determination and which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          (k) Arthur Andersen & Co., who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (l) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, the patents, patent rights, licenses, invention, copyrights (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the businesses now operated by them, except where the failure to own or possess or have the ability to acquire would not have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

          (m) The Company has complied with all of the provisions of Florida H.B. 1771, Section 1, Chapter 92-198 of the Florida Securities and Investors Act, and all regulations thereunder relating to issuers doing business with Cuba.

     (b)  Additional Certifications.
          -------------------------
  Any certificate signed by any director or officer of the Company and delivered to the Agents or to counsel to the Agents in connection with an offering of Notes or the sale of Notes to one or more of the Agents as principal shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby on the date of such certificate and, to the extent contemplated by such certificate, at each Representation Date subsequent thereto.

SECTION 3.  Solicitations as Agents; Purchases as Principals.
            ------------------------------------------------

     (a)  Solicitations as Agents.
          -----------------------
  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Agents agree, when acting as agents of the Company, to use their reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Prospectus.

     The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agents will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

     The Company agrees to pay each Agent a commission, in the form of a discount or otherwise as agreed to by the Company and the Agents, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto; provided, however, that the Company shall only be obligated to pay one such fee with respect to any particular Note so sold.

     The purchase price, interest rate, maturity date and other terms of the Notes shall be agreed upon by the Company and the Agents and set forth in a pricing supplement to the Prospectus to be prepared following each acceptance by the Company of an offer for the purchase of Notes. Except as may be otherwise provided in such supplement to the Prospectus, the Notes will be issued in denominations of $1,000 and integral multiples thereof. All Notes sold through the Agents as agents will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agents.

     (b)  Purchases as Principal.
          ----------------------
  Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms contained herein and, if requested by such Agent, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which may be an oral agreement) between one or more Agents and the Company, is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and one or more Agents. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto.
An Agent's commitment to purchase Notes as principal pursuant to any Terms Agreement or otherwise shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto), the time and place of delivery of and payment for such Notes, any provisions relating to rights of, and default by, purchasers acting together with the Agents in the reoffering of the Notes, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The
Agents may utilize a selling or dealer group in connection with the resale of the Notes purchased. Such Terms Agreement shall also specify whether or not any of the officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

     (c)  Administrative Procedures.
          -------------------------
  Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agents and the Company (the "Procedures"). Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures.

     (d)  Delivery of Closing Documents.
          -----------------------------
  The documents required to be delivered by Section 5 hereof shall be delivered at the office of Brown & Wood, One World Trade Center, 58th Floor, New York, New York 10048, on the date hereof, or at such other time or place as the Agents and the Company may agree.

SECTION 4.  Covenants of the Company.
            ------------------------

     The Company covenants with the Agents as follows:

     (a)  Notice of Certain Events.
          ------------------------
  The Company will promptly notify (i) the Agents of the effectiveness of any amendment to the Registration Statement, (ii) the related
Agent or Agents of the transmittal to the Commission for filing of any supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (other than any Current Report on Form 8-K relating exclusively to an offering of debt securities under the Registration Statement other than the Notes), (iii) the Agents of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) the Agents of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or for additional information, and (v) the Agents of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b)  Notice of Certain Proposed Filings.
          ----------------------------------
  Except as otherwise provided in subsection (k) of this Section, the Company will give the Agents notice of its intention to file any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for the establishment of or change in, the interest rates, maturity or price of Notes or other similar changes or an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes and other than an amendment or supplement arising through incorporation by reference) whether by the filing of documents pursuant to the 1933 Act or otherwise, and will furnish the Agents with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing.
In the case of the filing of any such amendment or supplement or other document filed pursuant to the 1934 Act, the Company will furnish the Agents with copies of such amendment or supplement or other document within one day of the filing thereof. Following any such filing pursuant to the 1934 Act, each Agent shall have the right to suspend solicitation of purchases of the Notes until such time as such Agent shall reasonably determine that solicitation of purchases should be resumed or such Agent shall subsequently enter into a new
Terms Agreement with the Company, and any such suspension shall not be deemed a breach of such Agent's agreement contained herein.


     (c)  Copies of the Registration Statement and the Prospectus.
          -------------------------------------------------------
  The Company will deliver to the Agents as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents may reasonably request. The Company will furnish to the Agents as many copies of the Prospectus (as amended or supplemented) (other than an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) as the Agents shall reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

     (d)  Preparation of Pricing Supplements.
          ----------------------------------
  The Company will prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement is first used.

     (e)  Revisions of Prospectus -- Material Changes.
          -------------------------------------------
  Except as otherwise provided in subsection (k) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel to the Agents or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act
Regulations, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in the Agents' capacity as agents and to cease sales of any Notes the Agents may then own as principal pursuant to a Terms Agreement, and the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

     (f)  Prospectus Revisions -- Periodic Financial Information.
          ------------------------------------------------------
Except as otherwise provided in subsection (k) of this Section, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing.

     (g)  Earnings Statements.
          -------------------
  The Company, by applying the provisions of Rule 158 under the 1933 Act, will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (h)  Blue Sky Qualifications.
          -----------------------
  The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes;
provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (i)  1934 Act Filings.
          ----------------
  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the

Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act. Such documents will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations and to the extent such documents are incorporated by reference in the Prospectus, when read together with the other information in or incorporated by reference into the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     (j)  Stand-Off Agreement.
          -------------------
  Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior written consent of each Agent party to such Terms Agreement, directly or indirectly, sell, offer to sell, contract to sell or otherwise dispose of, or announce the offering of, any debt securities denominated in the same currency as the Notes to be purchased pursuant to such Terms Agreement, or any security exchangeable into such debt securities (other than the Notes that are to be sold pursuant to such Terms Agreement and commercial paper in the ordinary course of business), except as may otherwise be provided in any such Terms Agreement.

     (k)  Suspension of Certain Obligations.
          ---------------------------------
  The Company shall not be required to comply with the provisions of subsections (a),(b), (c), (e), (f) or (i) of this Section or the provisions of
Section 7 hereof during any period from the time (i) the Agents shall have received written notification from the Company to suspend solicitation of purchases of the Notes in their capacity as agents and (ii) the earlier of the date on which no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement and the date which is fifteen days (nine months with respect to subsections (e) and (i) of this Section) from the date on which the Agents shall have received written notice from the Company to suspend solicitation of purchases of the Notes, to the time the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with the Agents.

     (l)  Use of Proceeds.
          ---------------
  The net proceeds from the sale of Notes will be used by the Company as described in the Prospectus.

     (m)  Termination of Sale in Certain Circumstances.
          --------------------------------------------
  Any person who has agreed to purchase and pay for any Note pursuant to a solicitation by any of the Agents shall have the right to refuse to purchase such Note if, subsequent to the agreement to purchase such Note, any change, condition or development specified in any of Sections 12(b)(i) through 12(b)(v) shall have occurred (with the judgment of the Agent which presented the offer to purchase such Note being substituted for any judgment of a selling Agent required therein) the effect of which is, in the judgment of the Agent which presented the offer to purchase such

Note, so material and adverse as to make it impractical or inadvisable to proceed with the sale and delivery of such Note (it being understood that under no circumstances shall any such Agent have any duty or obligation to the Company or to any such person to exercise the judgment to be exercised under this
Section 4(m)).

SECTION 5.  Conditions of Obligations.
            -------------------------

     The obligations of the Agents to solicit offers to purchase the Notes as agents of the Company, the obligations of any purchasers of the Notes sold through the Agents as agents, and any obligation of the Agents to purchase Notes as principals pursuant to a Terms Agreement or otherwise will be subject to the accuracy of the representations and warranties in all material respects (to the extent any such representation or warranty is not otherwise qualified therein) on the part of the Company herein contained and to the accuracy of the statements of the Company's officers made in any certificate, to the extent contemplated by such certificate, furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

     (a)  Legal Opinions.
          --------------
     On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents and their counsel:

          (1)  Opinion of Company Counsel.
               --------------------------
     The opinion of Andrew D. Hendry, Esq., Senior Vice President, General Counsel and Secretary of the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus.

               (ii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases real properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that he believes that both the Agents and he are justified in relying upon such opinions and certificates).

               (iii) Each Significant Subsidiary had been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (iv) The Company has an authorized capitalization as set forth in the Prospectus.

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The issuance and sale of the Notes have been duly authorized by all necessary corporate action of the Company. The Notes when duly authenticated by the Trustee and issued in accordance with the provisions of this Agreement and the Indenture will be duly executed, issued and delivered and constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture; and the Notes and the Indenture conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented under the heading "Description of Debt Securities" and "Description of Notes".

               (vii) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the 1939 Act.

               (viii) The issue and sale of the Notes by the Company and the compliance by the Company with all of the provisions of this Agreement, any Terms Agreement, the Indenture and the Notes, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel as being material to the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or by which the

          Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, which conflict, breach or default would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, which violation in each case would have a material adverse effect on the consolidated financial position or consolidated results of operations of the Company.

               (ix) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act and those under state securities, Blue Sky or foreign laws.

               (x) To the best of such counsel's knowledge and other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which are probable to result in an adverse determination and which, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the consolidated financial position or the annual pre-tax consolidated results of operations of the Company; and, to the best of such counsel's knowledge, without special inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (xi) To the best of such counsel's knowledge, all contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be incorporated by reference into the Prospectus or described in the Registration Statement or the Prospectus have been filed or incorporated by reference or described as required.

               (xii)  The Registration Statement has been
          declared effective under the 1933 Act and, to their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

               (xiii)  The Registration Statement and the
          Prospectus, or any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein and other financial data or the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which such counsel need express no opinion), when the Registration Statement became effective complied, and as of the date hereof comply, as to form in all material respects with the requirements of the 1933 Act and the 1939 Act and the rules and regulations of the Commission thereunder.

               (xiv) The information in the Prospectus under the caption "Description of Notes", "Description of Debt Securities", and information, if any, in the Prospectus under the caption "United States Taxation" (or similar caption), to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel or by attorneys under the supervision of such counsel and is correct in all material respects.

               (xv) The documents incorporated by reference into the Registration Statement and the Prospectus or any further amendments or supplements thereto made by the Company prior to the date hereof (other than the financial statements and schedules therein and other financial data or the Statement of Eligibility on Form T-1 of the Trustee under the Indenture, as to which such counsel need express no opinion), at the time they were filed, complied, and as of the date hereof comply, as to form in all material respects with the requirements of the 1933 Act and the 1934 Act and the rules and regulations of the Commission thereunder.

     In giving such opinion such counsel shall also state that in the course of his duties as General Counsel of the Company he consults with other officers of the Company as to ongoing matters, and he or an attorney under his supervision has reviewed the Registration Statement and the Prospectus and has participated in the preparation of documents incorporated by reference therein and, although such counsel has not made any other specific inquiry for the purpose of rendering this opinion and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, no facts have come to such counsel's attention that lead it to believe that the Registration Statement at the time it became effective, or any further amendment thereto (including the filing of an Annual Report on Form 10-K with the Commission), as of its effective date, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, or any further amendment or supplement thereto, as of its date, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date hereof, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been required to and does not express any comment with respect to the financial statements and schedules and other financial data included in the Registration Statement or Prospectus or the Statement of Eligibility on Form T-1 of the Trustee under the Indenture).

          In giving the opinion required by this Section 5(a)(1), such counsel shall be entitled to rely upon opinions of local counsel and tax counsel and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that he believes that both the Agents and he are justified in relying upon such opinions and certificates.

          (2)  Opinion of Counsel to the Agents.
               --------------------------------
          The opinion of Brown & Wood, counsel to the Agents, with respect to the incorporation of the Company, this Agreement, the Notes and the Indenture, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

     In giving such opinion Brown & Wood shall additionally state that they do not believe that the Registration Statement, at the time it became effective, and if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the Commission subsequent to the effectiveness of the Registration Statement and prior to the date of such statement, then at the time such amendment became effective or at the time of the most recent such filing (to the extent deemed to be incorporated by reference in the Registration Statement and Prospectus), and at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, as amended or supplemented at the date hereof, or (if such opinion is being delivered in connection with a Terms Agreement pursuant to Section 7(c) hereof) at the date of any Terms Agreement and at the Settlement Date with respect thereto, as the case may be, contains or contained an untrue statement of a material fact or omits or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel may state that they express no view as to the financial statements and other financial data included or incorporated by reference in such Registration Statement or Prospectus.

     (b)  Officers' Certificate.
          ---------------------
     At the date hereof the Agents shall have received a certificate of the President or any Vice President and the chief financial or chief accounting officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus or since the date of any Terms Agreement, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, (ii) the other representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission.

     (c)  Comfort Letter.
          --------------
     On the date hereof, the Agents shall have received a letter from Arthur Andersen & Co., dated as of the date hereof and in form and substance previously agreed to by the Company and the Agents.

     (d)  Other Documents.
          ---------------
     On the date hereof and on each Settlement Date with respect to any Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as therein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agents and to counsel to the Agents.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Agents, any Terms Agreement) may be terminated by the Agents by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 4(g) hereof, the provisions concerning payment of expenses under
Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive delivery set forth in Section 11 hereof and the provisions set forth under "Parties" of Section 15 hereof shall remain in effect.

SECTION 6.  Delivery of and Payment for Notes Sold through the
            --------------------------------------------------
            Agents.
            ------

     Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its reasonable loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.  Additional Covenants of the Company.
            -----------------------------------

     The Company covenants and agrees with the Agents that:

     (a)  Reaffirmation of Representations and Warranties.
          -----------------------------------------------
     Each acceptance by it of an offer for the purchase of Notes, and each delivery of Notes to one or more Agents pursuant to a Terms
Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto, to the extent contemplated by such certificate, are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent or Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b)  Subsequent Delivery of Certificates.
          -----------------------------------
     Subject to the provisions of Section 4(k) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a supplement providing solely for the establishment of the interest rates, maturity or price of Notes or similar terms, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K relating exclusively to the issuance of debt securities under the Registration Statement other than the Notes) or (if required pursuant to the terms of a Terms Agreement) the Company sells
Notes to one or more Agents pursuant to a Terms Agreement, if requested by the Agents or counsel to the Agents, the Company shall furnish or cause to be furnished to the Agents forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate;
provided, however, that if the Company shall determine that it does not intend to be in the market for up to three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice to such effect, in which event the request of the Agents received by the Company with respect to such amendment or supplement shall be deemed withdrawn until such time as the Company notifies the Agents that it wishes to re-enter the market.


     (c)  Subsequent Delivery of Legal Opinions.
          -------------------------------------
     Subject to the provisions of Section 4(k) hereof, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a supplement providing solely for the establishment of the interest rates, maturity or price of the

Notes or similar terms or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to an offering of debt securities under the Registration Statement other than the Notes) or there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K) or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, if requested by the Agents or counsel to the Agents, the Company shall furnish or cause to be furnished forthwith to the Agents and to counsel to the Agents a written opinion of the General Counsel of the Company or other counsel selected by the Company and reasonably satisfactory to the Agents dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the opinion referred to in Section 5(a)(1) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance); provided, however, that if the Company shall determine that it does not intend to be in the market for up to three months after the date of filing of any such amendment or supplement, the Company may deliver to the Agents a notice to such effect, in which event the request of the Agents received by the Company with respect to such amendment or supplement shall be deemed withdrawn until such time as the Company notifies the Agents that it wishes to re-enter the market.


     (d)  Subsequent Delivery of Comfort Letters.
          --------------------------------------
     Subject to the provisions of Section 4(k) hereof, each time that the Registration Statement or the Prospectus shall be amended by the filing of a post-effective amendment with the Commission under the 1933 Act (and not by incorporation by reference) to include additional financial information or there is filed with the Commission the Company's Annual Report on Form 10-K or (if required pursuant to the terms of a Terms Agreement) the Company sells Notes to one or more Agents pursuant to a Terms Agreement, the Company shall cause Arthur Andersen & Co., or other independent certified public accountants reasonably satisfactory to the Agents, forthwith to furnish the Agents with a letter, dated the date of effectiveness of such amendment, the date of filing with the Commission of such Form 10-K, or the date of such sale, as the case may be, in form reasonably satisfactory to the Agents, of substantially the same tenor as the letter referred to in Section 5(c) hereof but modified to relate to the Registration Statement and Prospectus, as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

SECTION 8.  Indemnification.
            ---------------

     (a)  Indemnification of the Agents.
          -----------------------------
     The Company agrees to indemnify severally and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred (to the extent the party seeking such indemnity is currently required to make a payment in respect of which such indemnity is sought), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

        (iii) against any and all reasonable expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by an Agent), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
     (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agents expressly for use in the Registration Statement (or any amendment thereto).

     (b)  Indemnification of Company.
          --------------------------
     Each Agent severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred (to the extent the party seeking such indemnity is currently required to make a payment in respect of which such indemnity is sought), but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration
Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

     (c)  General.
          -------
     Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party of such commencement shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may assume the defense of the indemnified party by retaining counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding
(including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d)  Foreign Currency Judgments.
          --------------------------
     The Company agrees to indemnify the Agents against any loss incurred by the Agents as a result of any judgment or order being given or made for the amount due under this Agreement and such judgment or order being paid in a currency (a "Judgment Currency") other than U.S. dollars as a result of any variation between (i) the rate of exchange at which U.S. dollars are converted into the Judgment
Currency for the purpose of such judgment or order and (ii) the rate of exchange at which the applicable Agent is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 9.  Contribution.
            ------------

     If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party thereunder, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8 in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Notes and also to reflect the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of Notes by such Agent (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or an Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this
Section 9. Notwithstanding the provisions of this Section 9, an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes sold by such Agent and distributed to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as an Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.  Payment of Expenses.
             -------------------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

          (a)  The preparation and filing of the Registration
     Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

          (b) The preparation, filing and reproduction of this Agreement;

          (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the use of book-entry notes;

          (d) The reasonable fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel and of any Calculation Agent;

          (e) The reasonable fees and disbursements of one counsel to the Agents incurred from time to time in connection with the transactions contemplated hereby;

          (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees, and the reasonable fees and disbursements of counsel to the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

          (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto;

          (h) The preparation, printing, reproducing and delivery to the Agents of copies, as reasonably requested, of the Indenture and all supplements and amendments thereto;

          (i) Any fees charged by rating agencies for the rating of the Notes;

          (j) The filing fees, if any, incurred with respect to any filing with the National Association of Securities
     Dealers, Inc.;

          (k) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of such expense by the Company;

          (l) The cost of preparing, and providing any CUSIP or other identification numbers for, the Notes; and

          (m) The fees and expenses of any Depository (as defined in the Indenture) and any nominees thereof in connection with the Notes.

SECTION 11.  Representations, Warranties and Agreements to
             ---------------------------------------------
             Survive Delivery.
             ----------------

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of the Agents, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.
             -----------

     (a)  Termination of this Agreement.
          -----------------------------
     This Agreement (excluding any Terms Agreement) may be terminated for any reason, at any time by either the Company or the Agents on the giving of 15 days' written notice of such termination to the other party hereto; provided, however, that the termination of this Agreement by an Agent shall terminate this Agreement only between such Agent and the Company and the Company's notice of termination as to any one Agent shall terminate this Agreement only between itself and such Agent.

     (b)  Termination of a Terms Agreement.
          --------------------------------
     The Agent or Agents party to a Terms Agreement may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, consolidated financial position or consolidated results of operations of the Company, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Agent or Agents party to such Terms Agreement (after consultation with the Company), impracticable to market the Notes subject to such Terms
Agreement or enforce contracts for the sale of such Notes, or

(iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended other than a temporary suspension in trading (not to exceed two hours) to provide for an orderly market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by federal or New York authorities or if a banking moratorium shall have been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which the Notes subject to such Terms Agreement are denominated or payable, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of any Terms Agreement shall have been lowered since that date or if any such rating agency shall have publicly announced since that date that it has placed any debt securities of the Company on what is commonly termed a "watch list" for possible downgrading, or (v) if the Prospectus, at the time it was required to be delivered to a purchaser of Notes subject to such Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, not misleading.

     (c)  General.
          -------
     In the event of any such termination, no party will have any liability to any other party hereto, except that (i) each Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (a) the Agents shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or
(b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the obligations set forth in Section 5 hereof and the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be (provided, however, that, except as provided in clause (iii) below, the Company's obligations pursuant to Sections 4 and 7 hereof shall in any event terminate no later than the date that is fifteen days (nine months with respect to subsections (e) and (i) of Section 4 hereof) after the time of such termination), and (iii) the covenant set forth in Section
4(g) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11 and 15 hereof shall remain in effect.

SECTION 13.  Notices.
             -------

     Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, by telecopier or by telegram, and any such notice shall be effective when received at the address specified below.

     If to the Company:

          Colgate-Palmolive Company
          300 Park Avenue
          New York, New York 10022
          Attention:  Treasurer
          Telecopy:  (212) 310-2873

     If to Citicorp:

          Citicorp Securities, Inc.
          399 Park Avenue
          New York, New York 10043
          Attention:  Capital Markets Execution
          Telecopy:  (212) 291-3910

     If to Goldman Sachs:

          Goldman, Sachs & Co.
          85 Broad Street
          New York, New York 10004
          Attention:  Credit Department
          Telecopy:  (212) 363-7609

     If to Lazard:

          Lazard Freres & Co.
          One Rockefeller Plaza
          New York, New York 10020
          Attention:  Syndicate Department
          Telecopy:  (212) 632-6060

     If to Merrill Lynch & Co.:

          Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
          World Financial Center
          North Tower, 10th Floor
          New York, New York 10281-1310
          Attention:  MTN Product Management
          Telecopy:  (212) 449-2234

     If to J.P. Morgan:

          J.P. Morgan Securities Inc.
          60 Wall Street
          New York, New York 10260
          Attention:  Medium-Term Note Desk, 3rd Floor
          Telecopy:  (212) 648-5909

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this
Section 13.

SECTION 14.  Governing Law.
             -------------

     This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

SECTION 15.  Parties.
             -------

     This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.  Counterparts.
             ------------

     This Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

SECTION 17.  Captions.
             --------

     The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or the provisions hereof.

     If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                   Very truly yours,

                   COLGATE-PALMOLIVE COMPANY

                   By:
                       ------------------------------
                       Name:
                       Title:
Accepted:

CITICORP SECURITIES, INC.

By:
    ---------------------------------
    Authorized Signatory



_____________________________
(Goldman, Sachs & Co.)


_____________________________
(Lazard Freres & Co.)

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

By:
    ---------------------------------
    Name:
    Title:

J.P. MORGAN SECURITIES INC.

By:
    ---------------------------------
    Name:
    Title:

                                                        Exhibit A



     The following terms, if applicable, shall be agreed to by the Agents and the Company pursuant to each Terms Agreement:

         Principal Amount:  $
                             -------
         Stated Maturity Date:
         Original Issue Date:
         Trade Date:
         Issue Price:     %
                       ---
         Agent's Discount or Commission:
         Settlement Date and Time:
         Additional Terms:
              If Fixed Rate Note:
                   Interest Rate:
                   Interest Payment Dates:
                   Day Count Convention:
                        [  ] 30/360 for the period
                             from         to         .
                                  -------    --------
                        [  ] Actual/360 for the period from
                                                            ------
                              to         .
                                 --------
                        [  ] Actual/Actual for the period from
                                                               ---
                                 to         .
                             ---    --------
              If Floating Rate Note:
                   Interest Calculation:
                        [  ] Regular Floating Rate Note
                        [  ] Floating Rate/Fixed Rate Note
                             Fixed Rate Commencement Date:
                             Fixed Interest Rate:
                        [  ] Inverse Floating Rate Note
                             Fixed Interest Rate:
                   Interest Rate Basis:
                        Initial Interest Rate:
                        Initial Interest Reset Date:
                        Spread and/or Spread Multiplier, if any:
                        Interest Reset Dates:
                        Interest Payment Dates:
                        Regular Record Dates:
                        Index Maturity:
                        Maximum Interest Rate, if any:
                        Minimum Interest Rate, if any:
                        Interest Rate Reset Period:
                        Interest Payment Period:
                        Calculation Agent:

                   Day Count Convention:
                        [  ] 30/360 for the period from
                                                        ------
                             to       .
                                ------
                        [  ] Actual/360 for the period from
                                                            ------
                             to         .
                                --------
                        [  ] Actual/Actual for the period from
                                                               ---
                                 to         .
                             ---    --------

              If Redeemable:

                   Redemption Date:
                   Initial Redemption Percentage:
                   Annual Redemption Percentage
                     Reduction:

              If Repayable:

                   Optional Repayment Dates:
                   Repayment Price:

                   Currency:
                        Specified Currency (if other than U.S.
                        dollars)
                        Minimum Denominations:

Also, agreement as to whether the following will be required:

    Officers' Certificate pursuant to Section 7(b) of the
     Distribution Agreement.
    Legal Opinion pursuant to Section 7(c) of the Distribution
     Agreement.
    Comfort Letter pursuant to Section 7(d) of the Distribution
     Agreement.
    Stand-off Agreement pursuant to Section 4(j) of the
     Distribution Agreement.
    Legal Opinion of counsel to the Agents.

                            SCHEDULE A

      As compensation for the services of the Agents hereunder, the Company shall pay the related Agent, on a discount basis, a commission for the sale of each Note by such Agent equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:


                                         PERCENT OF
MATURITY RANGES                        PRINCIPAL AMOUNT
- ---------------                        ----------------

More than 9 months to less than 1 year  .  [.125]%
1 year to less than 18 months . . . . . .  [.150]
18 months to less than 2 years  . . . . .  [.200]
2 years to less than 3 years  . . . . . .  [.250]
3 years to less than 4 years  . . . . . .  [.350]
4 years to less than 5 years  . . . . . .  [.450]
5 years to less than 6 years  . . . . . .  [.500]
6 years to less than 7 years. . . . . . .  [.550]
7 years to less than 8 years  . . . . . .  [.600]
8 years to less than 9 years  . . . . . .  [.600]
9 years to less than 10 years . . . . . .  [.600]
10 years to less than 15 years  . . . . .  [.625]
15 years to less than 20 years  . . . . .  [.700]
20 years to 30 years  . . . . . . . . . .  [.750]
More than 30 years . . . . . .  . . . . .   To be negotiated
                                            between the Agent
                                            and the Company at
                                            the time of such
                                            sale.








                              Sch. A